Exhibit 107.1
Calculation of Filing Fee Table
Form F-3
(Form Type)
Star Bulk Carriers Corp.
Table 1: Newly Registered Securities and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Fees to be Paid	Newly Registered Securities
	Equity	Common shares, par value $0.01 per share	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(2)	(2)
	Equity	Preferred shares	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(2)	(2)
	Debt	Debt securities	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(2)	(2)
	Other	Warrants	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(2)	(2)
	Other	Purchase Contracts	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(2)	(2)
	Other	Rights	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(2)	(2)
	Other	Units	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(2)	(2)
	Equity	Common shares, par value $0.01 per share	Rule 456(b) and Rule 457(r)	33,171,514 (3)	(1)	$890,655,150.90 (4)	.0000927	$82,563.73 (3)
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
	Carry Forward Securities
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

	Total Offering Amounts					$890,655,150.90		$82,563.73
	Total Fees Previously Paid							N/A
	Total Fee Offsets							$25,891.30 (3)
	Net Fee Due							$56,672.43

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	Star Bulk Carriers Corp.	F-3	333-230687	04/02/19			Equity	Common shares, par value $0.01 per share	33,171,514	$890,655,150.90 (4)
Fee Offset Sources	Star Bulk Carriers Corp.	F-3	333-197886	08/06/14			Equity	Common shares, par value $0.01 per share			$25,891.30
Fee Offset Sources	Star Bulk Carriers Corp.	F-3/A	333-197886	09/08/14			Equity	Common shares, par value $0.01 per share
Fee Offset Sources	Star Bulk Carriers Corp.	F-3/A	333-198832	02/05/15			Equity	Common shares, par value $0.01 per share
Fee Offset Sources	Star Bulk Carriers Corp.	F/3	333-219381	07/20/17			Equity	Common shares, par value $0.01 per share
Fee Offset Sources	Star Bulk Carriers Corp.	F-3	333-227538	09/26/18			Equity	Common shares, par value $0.01 per share
Fee Offset Sources	Star Bulk Carriers Corp.	F-3	333-230687	04/02/19			Equity	Common shares, par value $0.01 per share

(1)
An indeterminate aggregate initial offering price or number of securities of each identified class is being registered as may from time to time be issued at indeterminate prices and as may be issuable upon conversion, redemption, exchange, exercise or settlement of any securities registered hereunder (for which separate consideration may or may not be received).  This registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or pursuant to anti-dilution provisions of any of the securities. Any securities registered hereunder may be sold separately or together with other securities registered hereunder.

(2)
In reliance on Rule 456(b) and Rule 457(r) under the Securities Act, the registrants hereby defer payment of the registration fee required in connection with this Registration Statement. The Registrant will calculate the registration fee applicable to an offer of securities pursuant to this Registration Statement based on the fee payment rate in effect on the date of such fee payment.

(3)
The 33,171,514 common shares referenced above being registered hereby were previously registered on previously filed registration statements  on Form F-3 (File Nos. 333-197886, 333-198832, 333-227538 and 333-230687) filed with the Securities and Exchange Commission (the “Prior Registration Statements”). Pursuant to Rule 457(p), the registrant hereby offsets the registration fee required in connection with this filing by $25,891.30, which represents a portion of the registration fee previously paid by the registrant with respect to certain unsold securities previously registered on a registration statement on Form F-3 (File No. 333-230687), initially filed with the Securities and Exchange Commission on April 2, 2019 and declared effective on April 11, 2019. The offering under the Prior Registration Statements has been terminated and pursuant to Rule 457(p), the $82,563.73 filing fee currently due in connection with this filing is offset against a portion of the previously paid registration fee for such unsold securities under the Prior Registration Statements resulting in a fee of $56,672.43 due with this filing.

(4)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act based on the average of the high and low prices per share of the registrant’s common shares as reported on the Nasdaq Global Select Market on April 6, 2022, which was $26.85.